                                 AFFILIATE AGREEMENT


    THIS AFFILIATE AGREEMENT is made and effective as of December 6, 1996, by and among KEYSTONE AUTOMOTIVE INDUSTRIES, INC., a California corporation ("Keystone"), NORTH STAR PLATING COMPANY, a Minnesota corporation ("North Star"), and RONALD G. BROWN and KIM D. WOOD (collectively, the "Shareholders" and individually, a "Shareholder").

    A. North Star and the Shareholders desire that Keystone, North Star Merger, Inc., a wholly owned subsidiary of Keystone (the "Subsidiary"), North Star and certain shareholders of North Star enter into that certain Agreement and Plan of Merger (as the same may be amended or supplemented, the "Merger Agreement"), pursuant to which, among other things, (i) the Subsidiary will be merged with and into North Star (the "Merger"), (ii) all shares of the capital stock of North Star issued and outstanding immediately prior to the Merger will be converted into the right to receive an aggregate of 2,450,000 shares of the Common Stock of Keystone (or approximately 25.1% of the shares of the Common Stock of Keystone to be issued and outstanding immediately after the Merger) and
(iii) Ronald G. Brown, a director, officer and principal shareholder of North Star, will become a director of Keystone.

    B. North Star and the Shareholders are entering into this Agreement (i) as a material inducement to Keystone to enter into, and to cause the Subsidiary to enter into, the Merger Agreement and (ii) to ensure pooling-of-interests accounting treatment for the Merger.

    C. Ronald G. Brown and Kim D. Wood are the President and the Vice President, Secretary and Treasurer, respectively, of North Star and are the sole directors and the holders of an aggregate of 4,630.0125 shares of the Common Stock of North Star (or approximately 68.5% of the shares of the Common Stock of North Star issued and outstanding on the date hereof).

    NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

    1. REPRESENTATIONS AND WARRANTIES. Each Shareholder hereby represents and warrants to Keystone as follows:

         (a) The Shareholder is, and since at least January 1, 1995 has been, the holder of record, and has, as since at least January 1, 1995 has had, the sole power to vote, or to direct the voting of, and to dispose of, or to direct the disposition of, that number of shares of the Common Stock of North Star set forth below such Shareholder's name on the signature page hereof. Except for such shares, the Shareholder has no right, title or interest of any kind whatsoever in any shares of the capital stock or other securities of North Star and, since January 1, 1995, the Shareholder has

                                    EXHIBIT 10.35
not engaged in the sale, exchange, transfer, redemption, reduction in any way of his risk of ownership, short sale or other disposition, directly or indirectly, of any interest in any shares of the capital stock or other securities of North Star.

         (b) All shares of the capital stock of North Star held by the Shareholder are free and clear of all (i) liens, claims, charges, encumbrances, security interests, equities, restrictions on transfer or any other defects in title of any kind or description whatsoever and (ii) preemptive rights, options, proxies, voting trusts or other agreements, understandings or arrangements regarding the voting or the disposition of such shares, except for any such encumbrances or proxies arising hereunder.

         (c) The Shareholder has the legal right, power, capacity and authority to execute, deliver and perform this Agreement without obtaining the approval or consent of any person, and this Agreement is the legal, valid and binding obligation of the Shareholder and is enforceable against the Shareholder in accordance with its terms.

         (d) Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby (i) will result in a violation of, constitute a default under, conflict with or require any consent, approval or notice under, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind, or any judgment, order, decree, statute, law, rule or regulation, to which the Shareholder is a party or by which the Shareholder is bound or (ii) will result in the creation or imposition of any lien, claim, charge, security interest, encumbrance or restriction on any shares of the capital stock of North Star. If the Shareholder is married and any shares of the capital stock of North Star held by the Shareholder constitute community property, this Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding agreement of, the Shareholder's spouse, enforceable against such person in accordance with its terms.

         (e) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement based upon arrangements made by or on behalf of the Shareholder.

         (f) The Shareholder understands and acknowledges that Keystone is entering into, and is causing the Subsidiary to enter into, the Merger Agreement in reliance upon the Shareholder's execution and delivery of this Agreement.
The Shareholder acknowledges that the irrevocable proxy set forth in Section 7 is granted in consideration for the execution and delivery of the Merger Agreement by Keystone and the Subsidiary.

    2. VOTING OF NORTH STAR SHARES. Each Shareholder hereby covenants and agrees as follows:

         (a) At any meeting of shareholders of North Star called to vote upon the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement, or at any adjournment thereof, or in any other circumstances in which a vote, consent or other approval with respect to the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) all shares of the capital stock of North Star as to which he has the sole or shared voting power, as of the record date established to determine the persons who have the right to vote at such meeting or to grant such vote, consent or approval, in favor of the Merger, the execution and delivery by North Star of the Merger Agreement and the approval of the terms of the Merger Agreement, the Merger and each other transaction contemplated by the Merger Agreement.

         (b) At any meeting of shareholders of North Star, or at any adjournment thereof, or in any other circumstances in which the vote, consent or other approval of shareholders of North Star is sought, the Shareholder shall vote (or cause to be voted) all shares of the capital stock of North Star as to which he has the sole or shared voting power as of the record date established to determine the persons who have the right to vote at such meeting or to grant such vote, consent or the approval against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale or acquisition of any debt or equity security or of any assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by North Star or (ii) any amendment of North Star's Articles of Incorporation or Bylaws or (iii) any other proposal or transaction involving North Star, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing matters set forth in clause (i), (ii) or (iii) above, a "Competing Transaction").

         (c) The Shareholder shall retain at all times the right to vote any shares of the capital stock of North Star, in his sole discretion, on all matters (other than those set forth in this Section 2) which are at any time or from time to time presented to the shareholders of North Star generally.

         (d) The Shareholder shall not, without the prior written consent of Keystone in each instance, take any action that would alter or affect in any way the right to vote any shares of the capital stock of North Star as to which the Shareholder has the sole or shared voting power, including, but not limited to,
(i) transferring (whether by sale, gift, pledge or otherwise), or consenting to the transfer of, any interest in any such shares, (ii) entering into any contract, option or other agreement or understanding with respect to the voting of such shares, (iii) granting any proxy, power of attorney or other authorization in or with respect to the voting of such shares or (iv) depositing such shares into a voting trust or entering into a voting agreement or arrangement with respect thereto.

    3. RECOMMENDATIONS TO SHAREHOLDERS. Each Shareholder, in his capacity as a director of North Star, (i) shall recommend to the shareholders of North Star that they approve the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement at the North Star Meeting or at any other meeting of the shareholders of North Star, or in any other circumstances in which the vote, consent or approval of shareholders of North Star is sought with respect thereto, and (ii) shall advise the shareholders of North Star to reject any Competing Transaction; PROVIDED, however, that a Shareholder shall not be obligated to take any action specified in clause (ii) if the Board of Directors of North Star is advised in writing by Fredrickson & Byron, P.A. (or such other counsel as is reasonably acceptable to Keystone) that such action would conflict with the proper discharge of his fiduciary duties under applicable law.

    4. ACCOUNTING TREATMENT. Notwithstanding any other provision of this Agreement to the contrary, a Shareholder shall not take any action which, either alone or together with any action by any other person, could preclude Keystone from accounting for the business combination to be effected by the Merger as a pooling of interests, including, but not limited to, (i) selling, assigning, transferring or otherwise disposing of any shares of the capital stock or other securities of North Star prior to the Merger, (ii) selling, assigning, transferring or otherwise disposing of any interest in any shares of the Common Stock of Keystone to be received by such Shareholder in the Merger or (iii) taking any other action which, either alone or together with any other action by any other person, could in any way reduce such Shareholder's risk of ownership or investment in any shares of the capital stock of North Star prior to the Merger or of Keystone received by such Shareholder in the Merger; PROVIDED, however, that the restrictions on the shares of Keystone received in the Merger shall terminate upon Keystone's publication of financial results covering a period of at least thirty (30) days of combined operations of Keystone and North Star following the Effective Time.

    5. COMPETING TRANSACTIONS. Each Shareholder shall refrain, and shall cause any investment banker, attorney or other adviser or representative of the Shareholder or North Star to refrain, directly or indirectly, from (i) soliciting, initiating or encouraging the submission of any Competing Transaction or (ii) participating in any discussions or negotiations regarding, or furnishing to any person any information with respect to, or taking any other action to facilitate any inquiries or the making of any Competing Transaction; PROVIDED, however, that a Shareholder who is a director or officer of North Star may take any such action if, but only if, the Board of Directors of North Star is advised in writing by Fredrickson & Byron, P.A. (or such other counsel as is reasonably acceptable to Keystone) that the failure of a director or officer to take such action would conflict with the proper discharge of his fiduciary duties under applicable law.

    6. EXCHANGE OF STOCK. Upon the satisfaction or waiver of the conditions to the obligation of North Star to consummate the Merger, which conditions are set forth in Article VIII of the Merger Agreement, each Shareholder shall exchange all shares of the capital stock of North Star held by him for the consideration provided in the Merger Agreement.

    7.   GRANT OF IRREVOCABLE PROXY.

         (a) Each Shareholder hereby irrevocably grants to, and appoints, Keystone and Charles J. Hogarty, the Chief Operating Officer of Keystone, and John M. Palumbo, a Vice President of Keystone, in their respective capacities as officers of Keystone, and any individual who hereafter shall succeed to any such office of Keystone, and each of them individually, the Shareholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholder to vote all shares of the capital stock of North Star as to which the Shareholder has the sole or shared voting power, or to grant a consent or approval in respect of such shares, (i) in favor of the Merger, the execution and delivery of the Merger Agreement and the approval of the terms thereof and of each other transaction contemplated by the Merger Agreement and (ii) against any Competing Transaction.

         (b) Each Shareholder hereby represents that any proxies heretofore given in respect of any shares of the capital stock of North Star are not irrevocable, and that any such proxies hereby are revoked.

         (c) Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 7 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Shareholder under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable and coupled with an interest in accordance with the provisions of
Section 302 A.449 subd. 2 of the Minnesota Business Corporation Act.

    8.   RESTRICTIONS ON DISPOSITION OF KEYSTONE SHARES.

         (a) Each Shareholder acknowledges that he has been advised that (i) the Merger constitutes a transaction covered by Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), (ii) prior to the Merger such Shareholder may be deemed to be an "affiliate" of North Star within the meaning of Rule 145, (iii) after the Merger, such Shareholder may be deemed to be an "affiliate" of Keystone and (iv) the transfer of any shares of the Common Stock of Keystone held by such Shareholder, whether received by him in the Merger or otherwise, may be restricted.

         (b) A Shareholder shall not sell, transfer, pledge, hypothecate or otherwise dispose of any interest in any shares of the capital stock or other securities of Keystone, including, but not limited to, any shares of Common Stock received in the Merger or any securities which may be issued as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor, unless (i) such sale, transfer or disposition is effected pursuant to an effective registration statement under, and in compliance with, the Securities Act or (ii) such

Shareholder shall deliver to Keystone an opinion of legal counsel, which opinion shall be in form or substance reasonably satisfactory to Keystone, to the effect that such sale, transfer or disposition is exempt from the registration requirements of the Securities Act; PROVIDED, however, that the Shareholder may make bona fide gifts or distributions without consideration of such securities so long as the recipients thereof agree not to sell, transfer or otherwise dispose of such securities except as provided herein.

         (c) Each Shareholder has consulted such legal counsel and financial advisors as he has deemed appropriate, in his sole discretion, with respect to his obligations under this Section 8.

    9.   LEGEND.

         (a) Each Shareholder shall stamp, print or type, or shall cause to be stamped, printed or typed, the following legend on the face of any certificate evidencing shares of the Common Stock or other securities of North Star held by such Shareholder or of Keystone received in the Merger:

              "THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE,
         HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE
         SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO AN AFFILIATE AGREEMENT DATED AS OF DECEMBER 6, 1996, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY."

         (b) The foregoing legend shall be removed promptly after Keystone's publication of financial results covering a period of at least thirty (30) days of combined operations of Keystone and North Star following the Effective Time and replaced with a legend reasonably acceptable to counsel for Keystone and counsel for the Shareholders referring to restrictions under Rule 145.

    10.  STOP TRANSFER ORDERS.

         (a) North Star shall not register the transfer of any certificate representing any shares of the capital stock or other securities of North Star now held or hereafter acquired by any Shareholder, unless such transfer is made pursuant to the Merger Agreement.

         (b) Keystone shall not register the transfer of any certificate representing any shares of the Common Stock of Keystone received by a Shareholder in the Merger, except as expressly permitted by this Agreement.

    11. TERMINATION. All rights and obligations of the parties under this Agreement shall terminate upon the date upon which the Merger Agreement is terminated in accordance with Section 9.1 thereof.

    12. SUCCESSORS AND ASSIGNS. Neither this Agreement nor any of the rights or duties hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of each other party. Any assignment in violation of the foregoing shall be void. This Agreement and the obligations of a Shareholder hereunder shall attach to all shares of the capital stock of North Star now held or hereafter acquired by such Shareholder and shall inure to the benefit of and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise, including, but not limited to, the Shareholder's permitted heirs, representatives, successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of North Star, or the acquisition of any interest in additional shares of the capital stock of North Star by any Shareholder, the number of shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any interest in any additional shares of the capital stock of North Star issued to or acquired by such Shareholder.

    13.  INDEMNIFICATION.

         (a) Each party hereto shall indemnify each other party hereto and hold it harmless against and in respect of any and all payments, damages, demands, claims, losses, expenses, costs, obligations and liabilities (including, but not limited to, reasonable attorneys' fees and costs) which arise or result from or are related to any breach by such indemnifying party or failure by such indemnifying party to perform any of its representations, warranties, commitments, obligations, covenants or conditions hereunder. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy of the indemnified party nor shall this section or any other provision of this Agreement be deemed or construed to be a waiver of any ground of defense by the indemnified party.

         (b) The party indemnified hereunder (the "Indemnitee") shall promptly notify the indemnifying party (the "Indemnitor") of the existence of any claim, demand or other matter involving liabilities to third parties to which the Indemnitor's indemnification obligations would apply and shall give the Indemnitor a reasonable opportunity to defend the same at its own expense and with counsel of its own selection (who shall be approved by the Indemnitee, which approval shall not be unreasonably withheld); PROVIDED, however, that the Indemnitee at all times also shall have the right to fully participate in the defense at its own expense. If the Indemnitor within a reasonable time after such notice fails to defend such claim, or fails to pursue such defense vigorously once commenced, the Indemnitee shall have the right, but not the obligation, to undertake the defense of, and to compromise or settle (exercising reasonable business judgment), the claim or other matter on behalf, for the account and at the risk and expense of the Indemnitor. Except as provided in the preceding sentence, the Indemnitee shall not compromise or settle the claim or other matter without the prior written consent of the Indemnitor in each instance. If the claim is one that cannot by its nature be defended solely by the Indemnitor, the Indemnitee shall make available all information and assistance that the Indemnitor reasonably may request; PROVIDED, however, that any associated expenses shall be paid by the Indemnitor.

    14. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made by the parties hereto in this Agreement (including, but not limited to, statements contained in any schedule or certificate or other instrument delivered by or on behalf of any party hereto or in connection with the transactions contemplated hereby) shall survive the date hereof and any investigations, inspections, examinations or audits made by or on behalf of any party.

    15. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

    16. NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after having been placed in the mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth on the signature page hereof or (iii) if given by telex or telecopier, when such notice or other communication is transmitted to the telex or telecopier number specified on the signature page hereof and the appropriate answer back or telephonic confirmation is received. Any party may change the address to which such notices are to be addressed by giving the other parties notice in the manner herein set forth.

    17. GOVERNING LAW. The validity, construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State.

    18. HEADINGS. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

    19. ATTORNEYS' FEES. In the event any party takes legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses (including, but not limited to, attorneys' fees and costs) incurred in such action.

    20. THIRD PARTIES. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement.

    21. INJUNCTIVE RELIEF. North Star and the Shareholders each hereby acknowledge and agree that the obligations of the Shareholders hereunder are unique and Keystone would not have an adequate remedy at law for money damages in the event of the breach or threatened breach of any provision of this Agreement. Accordingly, Keystone shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages or being required to post any bond or undertaking in connection with any such action. This provision with respect to injunctive relief shall not diminish, however, the right of Keystone to any other relief or to claim and recover damages.

    22. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

    23. FURTHER ASSURANCES. Each party hereto shall, from time to time at and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other party may reasonably request to carry out the purpose and intent of this Agreement.

    24.  JURISDICTION.

         (a) Each party hereto irrevocably submits to the non-exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent it may effectively do so under applicable law, each party irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         (b) Each party hereto agrees, to the fullest extent it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to hereinabove brought in any such court shall be conclusive and binding upon such person and its successors and assigns and may be enforced in the courts of the United States of America or the State of California (or any other courts to the jurisdiction of which such person is or may be subject) by a suit upon such judgment.

         (c) Each party hereto consents to process being served in any suit, action or proceeding of the nature referred to hereinabove by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the address of the other set forth in Section 16. Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such person in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such person.

    25. DEFINED TERMS. Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Merger Agreement.

    26. SEVERABLE PROVISIONS. If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

    IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Agreement as of the day and year first above written.

    KEYSTONE:                KEYSTONE AUTOMOTIVE INDUSTRIES, INC.


                             By \s\ Charles J. Hogarty
                                -----------------------------------------------
                                  Charles J. Hogarty, Chief Operating Officer
                                  700 East Bonita Avenue
                                  Pomona, California 91767

    NORTH STAR:              NORTH STAR PLATING COMPANY


                             By \s\ Ronald G. Brown
                                -----------------------------------------------
                                  Ronald G. Brown, President
                                  3621 Marshall Street, N.E.
                                  Minneapolis, Minnesota 55418

    SHAREHOLDERS:

                             \s\ Ronald G. Brown
                             --------------------------------------------------
                             RONALD G. BROWN
                             2001 Crestview Lane
                             Brainerd, Minnesota  56401
                             Number of shares:  4,272.2625


                             \s\ Kim D. Wood
                             --------------------------------------------------
                             KIM D. WOOD
                             12415 44th Avenue North
                             Plymouth, Minnesota  55442
                             Number of shares:  357.75

                                   SPOUSAL CONSENT

         I am the spouse of __________________, a Shareholder in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.



                                       -------------------------------
                                            (Print Name)



                                       -------------------------------
                                            (Signature)